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                                                                     Exhibit 2.2

                         Form of Stockholder Agreement


                               December 8, 1999



King P. Kirchner                                Unit Acquisition Company
Unit Corporation                                1000 Kensington Tower I
1000 Kensington Tower I                         7130 South Lewis
7130 South Lewis                                Tulsa, Oklahoma 74136
Tulsa, Oklahoma 74136

Dear Sirs:

     The undersigned understands that Unit Corporation ("Unit"), Unit
                                                         ----
Acquisition Company ("Merger Sub.") and Questa Oil and Gas Co. (the "Questa")
                                                                     ------
are entering into an Agreement and Plan of Merger (the "Agreement") pursuant to
                                                        ---------
which Merger Sub. will be merged with and into Questa (the "Merger") and whereby
                                                            ------
each share of the Questa's common stock, par value $.001 per share (the "Questa
                                                                         ------
Common Stock") issued and outstanding immediately as of the Effective Date of
------------
the Merger will be converted into the right to receive .95 shares of Unit's common stock, par value $.20 per share ("Unit Common Stock").
                                         ----------------- -

     The undersigned is a stockholder of Questa (the "Stockholder") and is
                                                      ------------
entering into this letter agreement to induce Unit and Merger Sub. to enter into the Agreement and to consummate the transactions contemplated thereby. Capitalized terms used herein without definition are used as they are defined in the Agreement.

     The Stockholder confirms his agreement with Unit as follows:

     1.  The Stockholder represents, warrants and agrees that he is the record
or beneficial owner of [    ] shares of Questa Common Stock (collectively, the
"Shares"), all free and clear of all liens, charges, encumbrances, voting
-------
agreements and commitments of every kind. The Stockholder does not own or hold any rights to acquire any shares of the capital stock of Unit or any interest therein or any voting rights with respect to any shares, except pursuant to the Agreement.

     2. The Stockholder agrees that, from the date hereof until the Agreement is terminated in accordance with its terms, he will not, and will not permit any entity controlled by the Stockholder to, (i) contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible there into or any voting rights with respect thereto, other than (x) pursuant to the Merger or (y) with Unit's prior written consent, (ii) consent to any amendment to the articles of incorporation or by-laws of Questa or (iii) encumber any Shares.

     3. The Stockholder agrees that, from the date hereof until the Agreement is terminated in accordance with its terms, all of the Questa Common Stock (including the Shares) beneficial]y owned by the Stockholder, or over which the Stockholder has voting power or control, directly or indirectly, will be
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December 8, 1999
Page 2

voted by the Stockholder to approve the Agreement, the Merger, and the transactions contemplated by the Agreement and that such shares will not be voted in favor of any other Acquisition Proposal or Superior Proposal (as such terms are defined in the Agreement) during such period.

     4. The Stockholder agrees to cooperate fully with Unit in connection with the Agreement and to support transactions contemplated thereby. The Stockholder agrees that he will not, and will not instruct his agents, employees or representatives or the officers, employees, agents or representatives of Questa to, directly or indirectly, (i) solicit or initiate, or encourage the submission of, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

     5. None of the information relating to the Stockholder to be supplied in writing by the Stockholder specifically for inclusion in the Form S-4 (and any amendments thereof), at the time the Form S-4 becomes effective or at the time that the prospectus/proxy statement contained therein is first published, sent or given to Questa's stockholders, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6. The Stockholder has been advised that the issuance of Unit Common Stock to him pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, because at the time the Merger is submitted for a vote of the stockholders of the Questa, (a) the Stockholder may be deemed to be an affiliate of Questa, and (b) other than as set forth in the Agreement, the distribution by the Stockholder of the Unit Common Stock has not been registered under the 1933 Act, the Stockholder agrees that he will not sell, transfer or otherwise dispose of Unit Common Stock issued to him in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the 1933 Act, (ii) such sale, transfer or other disposition has been made pursuant to an effective registration statement under the 1933 Act or (iii) in the opinion of counsel reasonably acceptable to Unit or as described in a "no-action" or interpretive letter from the Staff of the SEC, such sale, transfer or other disposition is otherwise exempt from registration under the 1933 Act.

     7. Notwithstanding anything to the contrary contained elsewhere in this letter agreement, it is expressly stipulated and provided that the agreements and undertakings of Stockholder under this letter agreement are subject to the provisions set forth in Section 6.03 of the Agreement concerning the duties of directors, acting in their capacity as a director, with respect to unsolicited bona fide written Acquisition Proposals received from any person; and Stockholder in his capacity as a director shall be entitled to take any action which Questa or its directors are authorized to take in response to or with respect to any such unsolicited Acquisition Proposal under the provisions of said Section 6.03.

     8. This letter agreement, together with the Agreement of even date therewith referred to therein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and shall not be assigned by operation of law or otherwise; provided that the Unit may assign any of its rights and obligations to any wholly owned subsidiary of
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December 8, 1999
Page 3

Unit, but no such assignment shall relieve Unit of its obligations hereunder.

     9. The invalidity or unenforceability of any provision of this letter agreement in any jurisdiction shall not affect the validity or enforceability of any other provisions of this letter agreement, which shall remain in full force and effect in such jurisdiction, or the validity or enforceability of such provision in any other jurisdiction. The Stockholder acknowledges that Unit will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Stockholder contained herein. It is accordingly agreed that, in addition to any other remedies that may be available to Unit upon the breach by the Stockholder of such covenants and agreements, Unit shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

     10. This letter agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma regardless of the laws that might otherwise govern under principles of conflicts of laws applicable hereto. Any judicial proceeding brought against any party hereto with respect to this letter agreement, or any transaction contemplated hereby, may be brought in the State District Court in Tulsa County, Oklahoma or the Federal District Court for the Northern District of Oklahoma, as appropriate, and, by execution and delivery of this letter agreement, each of the parties hereto (i) accepts, generally and unconditionally, the exclusive jurisdiction of such court and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this letter agreement, subject, in each case, to all rights to appeal such decisions to the extent available to the parties and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Each party hereto hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified in the letter agreement, and service so made shall be deemed completed on the fifth business day after such service is deposited in the mail. Nothing herein shall affect the right to serve process in any other manner permitted by law. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

     11. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     12. This letter agreement may be terminated at the option of any party at any time after termination of the Agreement in accordance with its terms.

     Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                    Very truly yours,
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December 8, 1999
Page 4

                                    -------------------------------------
                                    [ Name ]



Confirmed on the date first above written

UNIT CORPORATION


By:
   ---------------------------
   King P. Kirchner
   Chairman of the Board


UNIT ACQUISITION COMPANY



By:
   ---------------------------
   Philip M. Keeley
   Vice President